Exhibit 99.2
For further information, contact:
Ashley Ammon MacFarlane
Integrated Corporate Relations for TRM Corporation
Office: (203) 682-8200
TRM Corporation Financial Results Conference Call
PORTLAND, Oregon, May 20, 2007 (PR Newswire) — TRM Corporation (NASDAQ: TRMM) announced that it will release its fourth quarter and full year 2006 financial results on May 22, 2007, after the close of the market, and that the Company will hold a conference call that day at 5:00 p.m. EDT. The conference call details and dial-in numbers are as follows:
The call will be webcast live over the internet from the Company’s website at http://www.trm.com/webcasts.shtml. The call will also be accessible over the phone by dialing 888-396-2298 (United States/Canada) or 617-847-8708 (all other countries). Please refer to participant code #42788882 for the call.
For those unable to participate in the live call, it will be available via the TRM Corporation website following the conclusion of the call. A replay of the call will be available from 7:00 p.m. EDT on May 22, 2007 to May 29, 2007, by dialing 888-286-8010 (United States/Canada) or 617-801-6888 (all other countries), conference call code #15438426
About TRM Corporation
TRM Corporation is a consumer services company that primarily provides convenience ATM services in high-traffic consumer environments. TRM’s ATM customer base is widespread, with retailers throughout the United States. TRM operates the second largest non-bank ATM network in the United States.
FORWARD LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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